EXECUTION COPY



                           MBIA INSURANCE CORPORATION,
                                   as Insurer


                       KEY BANK USA, NATIONAL ASSOCIATION,
                  as Master Servicer, Seller and Administrator


                       KEYCORP STUDENT LOAN TRUST 2001-A,
                                    as Issuer


                          KEY CONSUMER RECEIVABLES LLC,
                                  as Depositor


                         BANK ONE, NATIONAL ASSOCIATION,
                           as Eligible Lender Trustee


                                       and


                            THE CHASE MANHATTAN BANK,
                              as Indenture Trustee


                               INSURANCE AGREEMENT


                                  $450,000,000
                        KeyCorp Student Loan Trust 2001-A
                        Floating Rate Asset-Backed Notes
                             Class II-A-1 and II-A-2


                          Dated as of September 1, 2001

                                TABLE OF CONTENTS

                                                                          Page
                                    ARTICLE I

                                   DEFINITIONS                                1

                                   ARTICLE II

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 2.01.   Representation and Warranties of the Issuer,
                  the Master Servicer, the Seller, the
                  Administrator and the Depositor.............................6
Section 2.02.   Affirmative Covenants of the Issuer, the
                  Master Servicer, the Seller, the
                  Administrator and the Depositor............................10
Section 2.03.   Negative Covenants of the Issuer, the Master
                  Servicer, the Seller, the
                   Administrator and the Depositor...........................14
Section 2.04.   Representations, Warranties and Covenants
                  of Eligible Lender Trustee.................................15
Section 2.05.   Representations, Warranties and
                   Covenants of Indenture Trustee............................17

                                   ARTICLE III

                            THE POLICY; REIMBURSEMENT

Section 3.01.   Issuance of the Policy.......................................18
Section 3.02.   Payment of Fees and Premium..................................20
Section 3.03.   Reimbursement and Additional Payment Obligation..............20
Section 3.04.   Indemnification; Limitation of Liability.....................23
Section 3.05.   Payment Procedure............................................25
Section 3.06.   Indemnification of the Indenture Trustee;
                  Limitation of Liability....................................25

                                   ARTICLE IV

                               FURTHER AGREEMENTS

Section 4.01.   Effective Date; Term of the Insurance Agreement..............26
Section 4.02.   Further Assurances and Corrective Instruments................27
Section 4.03.   Obligations Absolute.........................................27
Section 4.04.   Assignments; Reinsurance; Third-party Rights.................28
Section 4.05.   Liability of the Insurer.....................................29
Section 4.06.   Parties Will Not Institute Insolvency Proceedings............30
Section 4.07.   Eligible Lender Trustee, Indenture Trustee,
                  Depositor, Administrator, Seller,
                  Issuer and Master Servicer To Join in
                  Enforcement Action.........................................30
Section 4.08.   Subrogation..................................................30

                                    ARTICLE V

                               DEFAULTS; REMEDIES

Section 5.01.   Defaults.....................................................30
Section 5.02.   Remedies; No Remedy Exclusive................................31
Section 5.03.   Waivers......................................................32

                                   ARTICLE VI

                                  MISCELLANEOUS

Section 6.01.   Amendments, Etc..............................................32
Section 6.02.   Notices......................................................33
Section 6.03.   Severability.................................................34
Section 6.04.   Governing Law................................................35
Section 6.05.   Consent to Jurisdiction......................................35
Section 6.06.   Consent of the Insurer.......................................35
Section 6.07.   Counterparts.................................................35
Section 6.08.   Headings.....................................................35
Section 6.09.   Trial by Jury Waived.........................................36
Section 6.10.   Limited Liability............................................36
Section 6.11.   Entire Agreement.............................................36

                               INSURANCE AGREEMENT


          THIS INSURANCE AGREEMENT (this "Insurance Agreement") dated as of September 1, 2001 by and among KEY BANK USA, NATIONAL ASSOCIATION ("Key Bank"), in its capacity as the Seller (together with its permitted successors and assigns, the "Seller"), KEY BANK, in its capacity as Master Servicer (together with its permitted successors and assigns, the "Master Servicer"), KEY BANK, in its capacity as Administrator (together with its permitted successors and assigns, the "Administrator"), KEY CONSUMER RECEIVABLES LLC, as the Depositor (together with its permitted successors and assigns, the "Depositor"), KEYCORP STUDENT LOAN TRUST 2001-A, as Issuer (the "Issuer"), MBIA INSURANCE CORPORATION, in its capacity as Insurer (the "Insurer"), BANK ONE, NATIONAL ASSOCIATION, in its capacity as Eligible Lender Trustee (the "Eligible Lender Trustee"), and THE CHASE MANHATTAN BANK, in its capacity as Indenture Trustee (the "Indenture Trustee").

          WHEREAS, the Indenture dated as of September 1, 2001 (the "Indenture"), between the Issuer and the Indenture Trustee relating to the $450,000,000 KeyCorp Student Loan Trust 2001-A, Floating Rate Asset Backed Notes, Class II-A-1 and II-A-2 (the "Securities"), provides for, among other things, the issuance of student loan asset-backed notes, and the Insurer has issued its note guaranty insurance policy (the "Policy") that guarantees certain payments due from the Issuer on the Securities; and

          WHEREAS, the Insurer shall be paid an insurance premium pursuant to the Indenture, and the details of such premium are set forth herein; and

          WHEREAS, the Issuer, the Master Servicer, the Seller, the Administrator and the Depositor have undertaken certain obligations in consideration for the Insurer's issuance of the Policy;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          The terms defined in this Insurance Agreement shall have the meanings provided herein for all purposes of this Insurance Agreement, unless the context clearly requires otherwise, in both singular and plural form, as appropriate. Unless the context clearly requires otherwise, all capitalized terms used herein and not otherwise defined in this Insurance Agreement shall have the meanings assigned to them in the Indenture or the Sale and Servicing Agreement. All words used herein shall be construed to be of such gender or number as the circumstances require. This "Insurance Agreement" shall mean this Insurance Agreement as a whole and as the same may, from time to time hereafter, be amended, supplemented or modified. The words "herein," "hereby," "hereof," "hereto," "hereinabove" and "hereinbelow," and words of similar import, refer to this Insurance Agreement as a whole and not to any particular paragraph, clause or other subdivision hereof, unless otherwise specifically noted.

          "ADMINISTRATION AGREEMENT" means the Administration Agreement dated as of September 1, 2001 among the Issuer, the Administrator and the Indenture Trustee.

          "ASSIGNED AGREEMENTS" shall have the meaning assigned to such term in the Indenture.

          "BUSINESS DAY" means any day other than (i) a Saturday or a Sunday
(ii) a day on which the Insurer is closed or a day on which banking institutions in New York City or in the city in which the corporate trust office of the Indenture Trustee under the Indenture is located are authorized or obligated by law or executive order to close.

          "CAP AGREEMENT" shall have the meaning assigned to such term in the Indenture.

          "CODE" means the Internal Revenue Code of 1986, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

          "COMMISSION" means the Securities and Exchange Commission.

          "COMMITMENT" means the letter of commitment from the Insurer to the Seller dated August 31, 2001.

          "COORDINATION AGREEMENTS" shall have the meaning assigned to such term in the Indenture.

          "DATE OF ISSUANCE" means the date on which the Policy is issued as specified therein.

          "DEFAULT" means any event that results, or which with the giving of notice or the lapse of time or both would result, in an Event of Default.

          "DELAWARE TRUSTEE" means Bank One Delaware, Inc., as Delaware trustee under the Trust Agreement, and any successor to the Delaware Trustee under the Trust Agreement.

          "ELIGIBLE LENDER TRUSTEE" means Bank One, National Association, a national banking association, as eligible lender trustee under the Trust Agreement, and any successor to the Eligible Lender Trustee under the Trust Agreement.

          "EVENT OF DEFAULT" means any event of default specified in Section
5.01 hereof.

          "FINANCIAL STATEMENTS" means, with respect to the Master Servicer and the Seller, the quarterly call reports filed with the OCC.

          "FISCAL AGENT" means the Fiscal Agent, if any, designated pursuant to the terms of the Policy.

          "FITCH" means Fitch, Inc., and any successor thereto, and, if such corporation shall for any reason no longer perform the functions of a securities rating agency, "Fitch" shall be deemed to refer to any other nationally recognized rating agency designated by the Insurer.

          "GUARANTEE AGREEMENTS" shall have the meaning assigned to such term in the Indenture.

          "INDEMNIFICATION AGREEMENT" means the Indemnification Agreement dated as of September 6, 2001 between the Insurer, the Seller, and the Underwriters, as the same may be amended or supplemented from time to time in accordance with the terms thereof.

          "INDENTURE" means the Indenture dated as of September 1, 2001 between the Issuer and the Indenture Trustee as the same may be amended or supplemented from time to time in accordance with the terms thereof.

          "INDENTURE TRUSTEE" means The Chase Manhattan Bank, a New York banking corporation, as indenture trustee under the Indenture, and any successor to the Indenture Trustee under the Indenture.

          "INTEREST RATE SWAP" shall have the meaning assigned to such term in the Indenture.

          "INVESTMENT COMPANY ACT" means the Investment Company Act of 1940, including, unless the context otherwise requires, the rules and regulations thereunder, as amended.

          "LATE PAYMENT RATE" means, for any date of determination, the rate of interest as it is publicly announced by Citibank, N.A. at its principal office in New York, New York as its prime rate (any change in such prime rate of interest to be effective on the date such change is announced by Citibank, N.A.) plus 3%. The Late Payment Rate shall be computed on the basis of a year of 365 days, calculating the actual number of days elapsed. In no event shall the Late Payment Rate exceed the maximum rate permissible under any applicable law limiting interest rates.

          "LIABILITIES" shall have the meaning ascribed to such term in Section 3.04(a) hereof.

          "LOSSES" means (a) any actual out-of-pocket loss paid by the Insurer or its respective parents, subsidiaries and affiliates or any shareholder, director, officer, employee, agent or any "controlling person" (as such term is used in the Securities Act) of any of the foregoing, and (b) any actual out-of-pocket costs and expenses paid by such party, including reasonable fees and expenses of its counsel, to the extent not paid, satisfied or reimbursed from funds provided by any other Person (provided that the foregoing shall not create or imply any obligation to pursue recourse against any such other Person).

          "KBUSA STUDENT LOAN TRANSFER AGREEMENT" means the KBUSA Student Loan Transfer Agreement dated as of September 1, 2001 between the Seller, as seller, the Depositor, as purchaser and Bank One, National Association, as eligible lender trustee for the Depositor.

          "MATERIAL ADVERSE CHANGE" means, in respect of any Person, a material adverse change in (a) the business, financial condition, results of operations or properties of such Person or (b) the ability of such Person to perform its obligations under any of the Transaction Documents.

          "MOODY'S" means Moody's Investors Service, Inc., a Delaware corporation, and any successor thereto, and, if such corporation shall for any reason no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized rating agency designated by the Insurer.

          "OBLIGOR" means the original obligor or obligors under each Student Loan, and any Person who owes payments in respect of such Student Loan, including any guarantor of such obligor and their respective successors.

          "OFFERING DOCUMENT" means the Prospectus dated August 31, 2001 and the Prospectus Supplement thereto dated September 6, 2001, of the Depositor in respect of the Securities (and any amendment or supplement thereto) and any other offering document in respect of the Securities prepared by the Issuer, the Master Servicer, the Seller or the Depositor that makes reference to the Policy.

          "OPINION FACTS AND ASSUMPTIONS" means the facts and assumptions contained in the FDIC opinion and the insolvency opinions each dated September 14, 2001 by Thompson Hine LLP insofar as they relate to QSPE, the Seller and the Depositor.

          "OWNERS" means registered holders of Securities.

          "PERSON" means an individual, joint stock company, trust, unincorporated association, joint venture, corporation, business or owner trust, limited liability company, partnership or other organization or entity (whether governmental or private).

          "PREMIUM" means the premium payable in accordance with Section 3.02 hereof.

          "PREMIUM PERCENTAGE" shall mean the per annum premium rate set forth in paragraph 1 of the Commitment.

          "QSPE" means Key Consumer QSPE LLC.

          "QSPE STUDENT LOAN TRANSFER AGREEMENT" means the QSPE Student Loan Transfer Agreement dated as of September 1, 2001 between QSPE, as seller, Depositor, as purchaser, Bank One, National Association, as eligible lender trustee for QSPE, and Bank One, National Association, as eligible lender trustee for the Depositor.

          "SALE AND SERVICING AGREEMENT" means the Sale and Servicing Agreement dated as of September 1, 2001 by and among the Issuer, the Seller, the Master Servicer, the Eligible Lender Trustee, the Depositor and the Administrator.

          "SECURITIES" means the $450,000,000 KeyCorp Student Loan Trust 2001-A, Floating Rate Asset Backed Notes, Class II-A-1 and II-A-2 .

          "SECURITIES ACT" means the Securities Act of 1933, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

          "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

          "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto, and, if such corporation shall for any reason no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized rating agency designated by the Insurer.

          "STUDENT LOANS" shall have the meaning assigned to the term "Financed Student Loan" in the Indenture.

          "STUDENT LOAN TRANSFER AGREEMENTS" means the KBUSA Student Loan Transfer Agreement and the QSPE Student Loan Transfer Agreement.

          "SUB-SERVICER" means, collectively, Pennsylvania Higher Education Assistance Agency and the Great Lakes Educational Loan Services, Inc. and any substitute or additional sub-servicers appointed pursuant to the terms of the Sale and Servicing Agreement.

          "SUB-SERVICING AGREEMENTS" means, collectively, the Sub-Servicing Agreements dated as of September 1, 2001 between the Master Servicer and Pennsylvania Higher Education Assistance Agency, as Sub-Servicer, as the same may be amended or supplemented from time to time in accordance with the terms thereof, the Sub-Servicing Agreement dated as of September 1, 2001 between the Master Servicer and Great Lakes Educational Loan Services, Inc., as Sub-Servicer, as the same may be amended or supplemented from time to time in accordance with the terms thereof, and any substitute or additional sub-servicing agreements entered into by the Master Servicer pursuant to the terms of the Sale and Servicing Agreement.

          "TERM OF THE INSURANCE AGREEMENT" shall be determined as provided in
Section 4.01 hereof.

          "TRANSACTION" means the transactions contemplated by the Transaction Documents, including the transactions described in the Offering Document.

          "TRANSACTION DOCUMENTS" means this Insurance Agreement, the Commitment, the Student Loan Transfer Agreements, the Sale and Servicing Agreement, the Trust Agreement, the Indenture, the Offering Document, the Securities, the Indemnification Agreement, the Sub-Servicing Agreements, the Underwriting Agreement, the Coordination Agreements, the Assigned Agreements, the Guarantee Agreements, the Cap Agreement, the Interest Rate Swap and Administration Agreement.

          "TRUST AGREEMENT" means the Trust Agreement among the Depositor, the Delaware Trustee and the Eligible Lender Trustee dated as of August 20, 2001, as amended and restated by the Amended and Restated Trust Agreement dated as of September 1, 2001 (as further amended and supplemented from time to time in accordance with its terms).

          "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

          "UNDERWRITERS" means Deutsche Banc Alex. Brown Inc. and McDonald Investments Inc.

          "UNDERWRITING AGREEMENT" means the Note Underwriting Agreement between the Underwriters and the Seller with respect to the offer and sale of the Securities, as the same may be amended from time to time.

                                   ARTICLE II

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

          SECTION 2.01 REPRESENTATION AND WARRANTIES OF THE ISSUER, THE MASTER SERVICER, THE SELLER, THE ADMINISTRATOR AND THE DEPOSITOR. The Issuer, the Master Servicer, the Seller, the Administrator and the Depositor represent, warrant and covenant as of the Date of Issuance, each as to those matters relating to itself, as follows:

          (a) DUE ORGANIZATION AND QUALIFICATION. The Master Servicer, the Seller and the Administrator are each a national banking association duly organized, validly existing and in good standing under the laws of the United States of America. The Issuer is a Delaware business trust, duly organized, validly existing and in good standing under the laws of its jurisdiction. The Depositor is a Delaware limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction. Each of the Issuer, the Master Servicer, the Seller, the Administrator and the Depositor is duly qualified to do business, is in good standing and has obtained all licenses, permits, charters, registrations and approvals (together, "approvals") necessary for the conduct of its business as currently conducted and as described in the Offering Document and the performance of its obligations under the Transaction Documents in each jurisdiction in which the failure to be so qualified or to obtain such approvals would render any Transaction Document unenforceable in any respect or would have a material adverse effect upon the Transaction, the Owners or the Insurer.

          (b) POWER AND AUTHORITY. Each of the Issuer, the Master Servicer, the Seller, the Administrator and the Depositor has all necessary power and authority corporate or otherwise to conduct its business as currently conducted and, as described in the Offering Document, to execute, deliver and perform its obligations under the Transaction Documents and to consummate the Transaction.

          (c) DUE AUTHORIZATION. The execution, delivery and performance of the Transaction Documents by the Issuer, the Master Servicer, the Seller, the Administrator and the Depositor have been duly authorized by all necessary action, corporate or otherwise, and do not require any additional approvals or consents of, or other action by or any notice to or filing with, any Person, including, without limitation, any governmental entity or the Master Servicer's, the Seller's, the Administrator's or the Depositor's stockholders or members, as applicable, which have not previously been obtained or given by the Master Servicer, the Seller, the Administrator or the Depositor.

          (d) NONCONTRAVENTION. None of the execution and delivery of the Transaction Documents by the Issuer, the Master Servicer, the Seller, the Administrator or the Depositor, the consummation of the transactions contemplated thereby or the satisfaction of the terms and conditions of the Transaction Documents:

               (i) conflicts with or results in any breach or violation of any provision of the articles of association or other organizational documents of the Master Servicer, the Seller, the Administrator or the Depositor or any provision of the Trust Agreement or the Issuer's Certificate of Trust or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to the Issuer, the Master Servicer, the Seller, the Administrator or the Depositor or any of their material properties, including regulations issued by an administrative agency or other governmental authority having supervisory powers over the Issuer, the Master Servicer, the Seller, the Administrator or the Depositor;

               (ii) constitutes a default by the Issuer, the Master Servicer, the Seller, the Administrator or the Depositor under or a breach of any provision of any loan agreement, mortgage, indenture or other agreement or instrument to which the Issuer, the Master Servicer, the Seller, the Administrator or the Depositor is a party or by which any of its or their respective properties, which are individually or in the aggregate material to the Issuer, the Master Servicer, the Seller, the Administrator or the Depositor, is or may be bound or affected, which default or breach would reasonably be expected to result in a Material Adverse Change with respect to the Issuer, the Master Servicer, the Seller, the Administrator or the Depositor; or

               (iii) results in or requires the creation of any lien upon or in respect of any assets of the Issuer, the Master Servicer, the Seller, the Administrator or the Depositor, except as contemplated by the Transaction Documents.

          (e) LEGAL PROCEEDINGS. To the Issuer's, the Master Servicer's, the Seller's, the Administrator's or the Depositor's knowledge after reasonable inquiry, there is no action, proceeding or investigation by or before any court, governmental or administrative agency or arbitrator against or affecting the Issuer, the Master Servicer, the Seller, the Administrator, the Depositor or any of its or their subsidiaries, or any properties or rights of the Issuer, the Master Servicer, the Seller, the Administrator, the Depositor or any of its or their subsidiaries, pending or threatened, which in any case could reasonably be expected to result in a Material Adverse Change with respect to the Issuer, the Master Servicer, the Seller, the Administrator or the Depositor.

          (f) VALID AND BINDING OBLIGATIONS. The Securities, when executed, authenticated and issued in accordance with the Indenture, and the Transaction Documents (other than the Securities), when executed and delivered by the Issuer, the Master Servicer, the Seller, the Administrator and the Depositor, will constitute the legal, valid and binding obligations of the Issuer, the Master Servicer, the Seller, the Depositor and the Administrator, as applicable, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equitable principles and public policy considerations as to rights of indemnification for violations of federal securities laws. None of the Issuer, the Master Servicer, the Seller, the Administrator or the Depositor will at any time in the future deny that the Transaction Documents constitute the legal, valid and binding obligations of the Issuer, the Master Servicer, the Seller, the Depositor or the Administrator, as applicable.

          (g) FINANCIAL STATEMENTS. The Financial Statements of the Seller and the Master Servicer, copies of which have been furnished to the Insurer,
     (i) are, as of the dates and for the periods referred to therein, complete and correct in all material respects, and (ii) present fairly the financial condition and results of operations of the Seller and the Master Servicer as of the dates and for the periods indicated. Since the date of the most recent Financial Statements, there has been no Material Adverse Change in respect of the Master Servicer or the Seller. Except as disclosed in the Financial Statements, the Master Servicer and the Seller are not subject to any contingent liabilities or commitments that, individually or in the aggregate, have a material possibility of causing a Material Adverse Change in respect of the Master Servicer or the Seller.

          (h) COMPLIANCE WITH LAW, ETC. No practice, procedure or policy employed, or proposed to be employed, by the Issuer, the Master Servicer, the Seller, the Administrator or the Depositor in the conduct of its business violates any law, regulation, judgment, agreement, order or decree applicable to any of them that, if enforced, could reasonably be expected to result in a Material Adverse Change with respect to the Issuer, the Master Servicer, the Seller, the Administrator or the Depositor. None of the Issuer, the Master Servicer, the Seller, the Administrator and the Depositor are in breach of or in default under any applicable law or administrative regulation of its respective jurisdiction of organization, or any department, division, agency or instrumentality thereof or of the United States or any applicable judgment or decree or any loan agreement, note, resolution, certificate, agreement or other instrument to which the Issuer, the Master Servicer, the Seller, the Administrator or the Depositor is a party or is otherwise subject which, if enforced, would have a material adverse effect on the ability of the Issuer, the Master Servicer, the Seller, the Administrator or the Depositor, as the case may be, to perform its respective obligations under the Transaction Documents.

          (i) TAXES. The Issuer, the Master Servicer, the Seller, the Administrator and the Depositor and the Issuer's, the Master Servicer's, the Seller's, the Administrator's and the Depositor's parent company or companies have filed prior to the date hereof all federal and state tax returns that are required to be filed and paid all taxes, including any assessments received by them that are not being contested in good faith, to the extent that such taxes have become due, except for any failures to file or pay that, individually or in the aggregate, would not result in a Material Adverse Change with respect to the Issuer, the Master Servicer, the Seller, the Administrator or the Depositor.

          (j) ACCURACY OF INFORMATION. Neither the Transaction Documents nor other information relating to the Student Loans, the operations of the Issuer, the Master Servicer, the Seller, the Administrator or the Depositor (including servicing or origination of loans) or the financial condition of the Issuer, the Master Servicer, the Seller, the Administrator or the Depositor (collectively, the "Documents"), as amended, supplemented or superseded, furnished to the Insurer by the Issuer, the Master Servicer, the Seller, the Administrator or the Depositor contains any statement of a material fact by the Issuer, the Master Servicer, the Seller, the Administrator or the Depositor which was untrue or misleading in any material adverse respect when made. None of the Issuer, the Master Servicer, the Seller, the Administrator or the Depositor has any knowledge of circumstances that could reasonably be expected to cause a Material Adverse Change with respect to the Issuer, the Master Servicer, the Seller, the Administrator or the Depositor. Since the furnishing of the Documents, there has been no change or any development or event involving a prospective change known to the Issuer, the Master Servicer, the Seller, the Administrator or the Depositor that would render any of the Documents untrue or misleading in any material respect.

          (k) COMPLIANCE WITH SECURITIES LAWS. The offer and sale of the Securities comply in all material respects with all requirements of law, including all registration requirements of applicable securities laws. Without limitation of the foregoing, the Offering Document does not contain any untrue statement of a material fact and does not omit to state a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation is made with respect to the information in the Offering Document set forth under the heading "THE GROUP II NOTES GUARANTY INSURANCE POLICY AND THE SECURITIES INSURER" or the consolidated financial statements of the Insurer incorporated by reference in the Offering Document. Neither the offer nor the sale of the Securities has been or will be in violation of the Securities Act or any other federal or state securities laws. The Issuer is not required to be registered as an "investment company" under the Investment Company Act.

          (l) TRANSACTION DOCUMENTS. Each of the representations and warranties of the Issuer, the Master Servicer, the Seller, the Administrator and the Depositor contained in the Transaction Documents is true and correct in all material respects, and the Issuer, the Master Servicer, the Seller, the Administrator and the Depositor hereby make each such representation and warranty to, and for the benefit of, the Insurer as if the same were set forth in full herein.

          (m) SOLVENCY; FRAUDULENT CONVEYANCE. The Issuer, the Master Servicer, the Seller, the Administrator and the Depositor are solvent and will not be rendered insolvent by the Transaction and, after giving effect to the Transaction, none of the Issuer, the Master Servicer, the Seller, the Administrator or the Depositor will be left with an unreasonably small amount of capital with which to engage in its business, nor does the Issuer, the Master Servicer, the Seller, the Administrator or the Depositor intend to incur, or believe that it has incurred, debts beyond its ability to pay as they mature. None of the Issuer, the Master Servicer, the Seller, the Administrator or the Depositor contemplates the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of the Issuer, the Master Servicer, the Seller, the Administrator or the Depositor or any of their assets. The amount of consideration being received by the Seller upon the sale of the Securities to the Underwriters constitutes reasonably equivalent value and fair consideration for the interest in the Student Loans evidenced by the Securities. The Seller are not transferring the Student Loans to the Issuer, and the Issuer is not selling the Securities to any Underwriters, as provided in the Transaction Documents, with any intent to hinder, delay or defraud any of the Seller's or the Issuer's creditors.

          (n) PRINCIPAL PLACE OF BUSINESS. The principal place of business of the Issuer is located in Chicago, Illinois, the principal place of business of the Master Servicer is located in Cleveland, Ohio, the principal place of business of Key Bank as the Seller, is located in Cleveland, Ohio, the principal place of business of the Administrator is located in Cleveland, Ohio and the principal place of business of the Depositor is located in Cleveland, Ohio.

          (o) OPINION FACTS AND ASSUMPTIONS. The Opinion Facts and Assumptions insofar as they relate to the Seller are true and correct as of the Date of Issuance.

          SECTION 2.02. AFFIRMATIVE COVENANTS OF THE ISSUER, THE MASTER SERVICER, THE SELLER, THE ADMINISTRATOR AND THE DEPOSITOR. The Issuer, the Master Servicer, the Seller, the Administrator and the Depositor hereby agree that during the Term of the Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing:

          (a) COMPLIANCE WITH AGREEMENTS AND APPLICABLE LAWS. The Issuer, the Master Servicer, the Seller, the Administrator and the Depositor shall not be in default under the Transaction Documents and shall comply with all material requirements of any law, rule or regulation applicable to it. None of the Issuer, the Master Servicer, the Seller, the Administrator or the Depositor shall agree to any amendment to or modification of the terms of any Transaction Documents unless the Insurer shall have given its prior written consent.

          (b) CORPORATE EXISTENCE. Subject to Sections 6.06 and 7.03 of the Sale and Servicing Agreement and Section 4.05 of the KBUSA Student Loan Transfer Agreement, as applicable, the Master Servicer, its successors and assigns, the Seller, its successors and assigns, the Administrator, its successors and assigns, and the Depositor, its successors and assigns, shall maintain their corporate or other existence and shall at all times continue to be duly organized under the laws of their respective jurisdictions of incorporation or formation and duly qualified and duly authorized (as described in section 2.01(a), (b) and (c) hereof) and shall conduct its business in accordance with the terms of its articles of association or other organizational documents. The Issuer, and its successors and assigns, shall maintain its existence as a Delaware business trust and shall at all times continue to be duly organized under the laws of its jurisdiction and duly qualified and duly authorized and shall conduct its business in accordance with the terms of its organizational documents.

          (c) FINANCIAL STATEMENTS; ACCOUNTANTS' REPORTS; OTHER INFORMATION. The Issuer, the Master Servicer, the Seller, the Administrator and the Depositor shall keep or cause to be kept in reasonable detail books and records of account of their assets and business, including, but not limited to, books and records relating to the Transaction. The Master Servicer and the Seller shall furnish or cause to be furnished to the Insurer:

               (i) QUARTERLY FINANCIAL STATEMENTS. As soon as available, the Financial Statements of the Master Servicer and Seller.

               (ii) OTHER INFORMATION. Promptly upon receipt thereof, copies of all schedules, financial information or other similar reports, and all officer's certificates and compliance certificates, delivered by the Issuer, the Master Servicer, the Seller, the Administrator or the Depositor pursuant to the terms of the Sale and Servicing Agreement or the Indenture and, promptly upon request, such other data as the Insurer may reasonably request.

          The Insurer agrees that it and its agents, accountants and attorneys shall keep confidential all financial statements, reports and other information delivered by the Issuer, the Master Servicer, the Seller, the Administrator or the Depositor pursuant to this Section 2.02(c) to the extent provided in Section 2.02(e) hereof.

          (d) COMPLIANCE CERTIFICATE. The Master Servicer and the Administrator shall deliver to the Insurer all officer's certificates and reports required to be delivered under Sections 4.09 and 4.10 of the Sale and Servicing Agreement.

          (e) ACCESS TO RECORDS; DISCUSSIONS WITH OFFICERS AND ACCOUNTANTS. On an annual basis, or upon the occurrence of a Material Adverse Change, the Master Servicer, the Administrator, the Depositor and the Seller shall, upon the reasonable request of the Insurer, permit the Insurer or its authorized agents:

               (i) to inspect the books and records of the Master Servicer, the Administrator, the Depositor and of the Seller as they may relate to the Securities, the obligations of the Master Servicer, the Administrator, the Depositor or of the Seller under the Transaction Documents, and the Transaction;

               (ii) to discuss the affairs, finances and accounts of the Master Servicer, the Administrator, the Depositor or of the Seller with the appropriate representatives of the Master Servicer, the Administrator, the Depositor or of the Seller, as the case may be; and

               (iii) with the Master Servicer's, the Administrator's, the Depositor's or the Seller's consent, as applicable, which consent shall not be unreasonably withheld, to discuss the affairs, finances and accounts of the Master Servicer, the Administrator, the Depositor or the Seller with the Master Servicer's, the Administrator's, the Depositor's or the Seller's independent accountants, provided that an officer of the Master Servicer, the Administrator, the Depositor or the Seller shall have the right to be present during such discussions.

          Such inspections and discussions shall be conducted during normal business hours and shall not unreasonably disrupt the business of the Master Servicer, the Administrator, the Depositor or the Seller. The books and records of the Master Servicer, the Seller, the Administrator and the Depositor shall be maintained at the respective address of such party designated herein for receipt of notices, unless such party shall otherwise advise the parties hereto in writing.

          The Insurer agrees that it and its shareholders, directors, agents, accountants and attorneys shall keep confidential any matter of which it becomes aware through such inspections or discussions (unless readily available from public sources), except as may be otherwise required by regulation, law or court order or requested by appropriate governmental authorities or as necessary to preserve its rights or security under or to enforce the Transaction Documents, provided that the foregoing shall not limit the right of the Insurer to make such information available to its regulators, securities rating agencies, reinsurers, credit and liquidity providers, counsel and accountants.

          (f) NOTICE OF MATERIAL EVENTS. The Issuer, the Master Servicer, the Seller, the Administrator and the Depositor shall be obligated (which obligation shall be satisfied as to each if performed by the Issuer, the Master Servicer, the Seller, the Administrator or the Depositor) promptly to inform the Insurer in writing of the occurrence of any of the following to the extent any of the following relate to it:

               (i) the submission of any claim or the initiation or threat of any legal process, litigation or administrative or judicial investigation or rule making or disciplinary proceeding by or against the Issuer, the Master Servicer, the Seller, the Administrator or the Depositor that (A) could reasonably be expected to be required to be disclosed to the Commission or (B) could reasonably be expected to result in a Material Adverse Change with respect to the Issuer, the Master Servicer, the Seller, the Administrator or the Depositor, or the promulgation of any proceeding or any proposed or final rule which would result in a Material Adverse Change with respect to the Issuer, the Master Servicer, the Seller, the Administrator or the Depositor;

               (ii) the submission of any claim or the initiation or threat of any legal process, litigation or administrative or judicial investigation in any federal, state or local court or before any arbitration board, or any such proceeding threatened by any government agency, which, would have a material adverse effect on the Issuer, the Owners or the Insurer;

               (iii) any change in the location of the Issuer's, the Master Servicer's, the Seller's, the Administrator's or the Depositor's principal office or any change in the location of the Issuer's, the Master Servicer's, the Seller's, the Administrator's or the Depositor's books and records;

               (iv) the occurrence of any Default or Event of Default or of any Material Adverse Change;

               (v) the commencement of any proceedings by or against the Issuer, the Master Servicer, the Seller, the Administrator or the Depositor under any applicable bankruptcy, reorganization, liquidation, rehabilitation, insolvency or other similar law now or hereafter in effect or of any proceeding in which a receiver, liquidator, conservator, trustee or similar official shall have been, or may be, appointed or requested for the Issuer, the Master Servicer, the Seller, the Administrator or the Depositor or any of its or their assets; or

               (vi) the receipt of notice that (A) the Issuer, the Master Servicer, the Seller or the Administrator is being placed under additional regulatory supervision, and such additional regulatory supervision may result in a Material Adverse Change with respect to the Issuer, the Master Servicer, the Seller or the Administrator, (B) the Depositor is being placed under regulatory supervision, (C) any license, permit, charter, registration or approval material for the conduct of the Issuer, the Master Servicer's, the Seller's, the Administrator's or the Depositor's business is to be or may be suspended or revoked, or (D) the Issuer, the Master Servicer, the Seller, the Administrator or the Depositor is to cease and desist any practice, procedure or policy employed by the Issuer, the Master Servicer, the Seller, the Administrator or the Depositor in the conduct of its business, and such cessation may result in a Material Adverse Change with respect to the Issuer, the Master Servicer, the Seller, the Administrator or the Depositor.

          (g) FINANCING STATEMENTS AND FURTHER ASSURANCES. The Master Servicer will cause to be filed all necessary financing statements or other instruments, and any amendments or continuation statements relating thereto, necessary to be kept and filed in such manner and in such places as may be required by law to preserve and protect fully the interest of the Indenture Trustee in the Trust Estate. The Issuer, the Master Servicer, the Seller, the Administrator and the Depositor shall, upon the request of the Insurer, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, within 10 days of such request, such amendments hereto and such further instruments and take such further action as may be reasonably necessary to effectuate the intention, performance and provisions of the Transaction Documents. In addition, each of the Issuer, the Master Servicer, the Seller, the Administrator and the Depositor agrees to cooperate with S&P, Fitch and Moody's in connection with any review of the Transaction that may be undertaken by S&P, Fitch or Moody's after the date hereof and to provide all information reasonably requested by S&P, Fitch or Moody's.

          (h) MAINTENANCE OF LICENSES. The Issuer, the Master Servicer, the Seller, the Administrator and the Depositor, respectively, or any successors thereof shall maintain or cause to be maintained all licenses, permits, charters and registrations which are material to the conduct of its business.

          (i) REDEMPTION OF SECURITIES. The Issuer, the Master Servicer, the Seller, the Administrator and the Depositor shall instruct the Indenture Trustee, upon redemption or payment of all of the Securities pursuant to the Indenture or otherwise, to furnish to the Insurer a notice of such redemption and, upon a redemption or payment of all of the Securities, to surrender the Policy to the Insurer for cancellation.

          (j) DISCLOSURE DOCUMENT. Each Offering Document delivered with respect to the Securities shall clearly disclose that the Policy is not covered by the property/casualty insurance security fund specified in Article 76 of the New York Insurance Law.

          (k) SERVICING OF STUDENT LOANS. The Master Servicer shall perform such actions with respect to the Student Loans as are required by or provided in the Sale and Servicing Agreement. The Master Servicer will provide the Insurer with written notice of any change or amendment to any Transaction Document as currently in effect.

          (l) MAINTENANCE OF TRUST. On or before each April 30, beginning in 2002, so long as any of the Securities are outstanding, the Master Servicer shall furnish to the Insurer and the Indenture Trustee the legal opinion required under Section 11.02(i)(2) of the Sale and Servicing Agreement. The Master Servicer will use its best efforts to cause any necessary recordings or filings to maintain the interest of the Indenture Trustee in the Trust Estate.

          (m) CLOSING DOCUMENTS. The Master Servicer, the Seller and the Administrator shall provide or cause to be provided to the Insurer a closing transcript containing an executed original copy of each document executed in connection with the Transaction within 60 days after the date of closing. Upon the request of the Insurer, the Master Servicer, the Seller and the Administrator shall provide or cause to be provided to the Insurer a copy of each of the Transaction Documents on computer diskette, in a format acceptable to the Insurer.

          (n) PREFERENCE PAYMENTS. With respect to any Preference Amount (as defined in the Policy), the Master Servicer shall provide to the Insurer upon the request of the Insurer:

               (i) a certified copy of the final nonappealable order of a court having competent jurisdiction ordering the recovery by a trustee in bankruptcy as voidable preference amounts included in previous distributions under Section 5.04(a), 5.04(b)(Y) or 8.02(c)(Y) of the Indenture to any Owner pursuant to the United States Bankruptcy Code, 11 U.S.C. ss.ss. 101 et seq., as amended (the "Bankruptcy Code");

               (ii) an opinion of counsel satisfactory to the Insurer, and upon which the Insurer shall be entitled to rely, stating that such order is final and is not subject to appeal;

               (iii) an assignment in such form as reasonably required by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Master Servicer, the Indenture Trustee and any Owner relating to or arising under the Student Loan against the debtor which made such preference payment or otherwise with respect to such preference amount; and

               (iv) appropriate instruments to effect (when executed by the affected party) the appointment of the Insurer as agent for the Indenture Trustee and any Owner in any legal proceeding relating to such preference payment being in a form satisfactory to the Insurer.

          SECTION 2.03. NEGATIVE COVENANTS OF THE ISSUER, THE MASTER SERVICER, THE SELLER, THE ADMINISTRATOR AND THE DEPOSITOR. The Issuer, the Master Servicer, the Seller, the Administrator and the Depositor hereby agree that during the Term of the Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing:

          (a) IMPAIRMENT OF RIGHTS. None of the Issuer, the Master Servicer, the Seller, the Administrator or the Depositor shall take any action, or fail to take any action, if such action or failure to take action may result in a material adverse change as described in clause (ii) of the definition of Material Adverse Change with respect to the Issuer, the Master Servicer, the Seller, the Administrator or the Depositor, or may interfere with the enforcement of any rights of the Insurer under or with respect to the Transaction Documents. The Issuer, the Master Servicer, the Seller, the Administrator or the Depositor shall give the Insurer written notice of any such action or failure to act on the earlier of (i) the date upon which any publicly available filing or release is made with respect to such action or failure to act or (ii) promptly prior to the date of consummation of such action or failure to act. The Issuer, the Master Servicer, the Seller, the Administrator and the Depositor shall furnish to the Insurer all information requested by it that is reasonably necessary to determine compliance with this Section (a).

          (b) ADVERSE SELECTION PROCEDURE. The Master Servicer and the Seller shall not use any adverse selection procedure in selecting Student Loans to be transferred to the Eligible Lender Trustee from the outstanding Student Loans that qualify under the Trust Agreement for inclusion in the Trust Estate.

          (c) WAIVER, AMENDMENTS, ETC. None of the Issuer, the Master Servicer, the Seller, the Administrator or the Depositor shall waive, modify or amend, or consent to any waiver, modification or amendment of, any of the terms, provisions or conditions of any of the Transaction Documents without the prior written consent of the Insurer.

          (d) STUDENT LOAN AGREEMENTS; CHARGE-OFF POLICY. Except as otherwise permitted in the Sale and Servicing Agreement, the Issuer, the Master Servicer and the Seller and the Depositor shall not alter or amend any Student Loan, their respective collection policies or their respective charge-off policies in a manner that materially adversely affects the Insurer unless the Insurer shall have previously given its consent, which consent shall not be withheld unreasonably.

          SECTION 2.04. REPRESENTATIONS, WARRANTIES AND COVENANTS OF ELIGIBLE LENDER TRUSTEE. The Eligible Lender Trustee represents and warrants to, as of the Date of Issuance, and covenants with the other parties hereto as follows:

          (a) DUE ORGANIZATION AND QUALIFICATION. The Eligible Lender Trustee is a national banking association duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Eligible Lender Trustee is duly qualified to do business, is in good standing and has obtained all licenses, permits, charters, registrations and approvals (together, "approvals") necessary for the conduct of its business as currently conducted and as described in the Offering Document and the performance of its obligations under the Transaction Documents in each jurisdiction in which the failure to be so qualified or to obtain such approvals would render any Transaction Document unenforceable in any respect or would have a material adverse effect upon the Transaction, the Owners or the Insurer.

          (b) DUE AUTHORIZATION. The execution, delivery and performance of the Transaction Documents by the Eligible Lender Trustee have been duly authorized by all necessary corporate action and do not require any additional approvals or consents of, or other action by or any notice to or filing with, any Person, including, without limitation, any governmental entity or the Eligible Lender Trustee's stockholders, which have not previously been obtained or given by the Eligible Lender Trustee, as applicable.

          (c) NONCONTRAVENTION. None of the execution and delivery of the Transaction Documents by the Eligible Lender Trustee, the consummation of the transactions contemplated thereby or the satisfaction of the terms and conditions of the Transaction Documents:

               (i) conflicts with or results in any breach or violation of any provision of the certificate or articles of incorporation or bylaws of the Eligible Lender Trustee or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to the Eligible Lender Trustee or any of its material properties, including regulations issued by an administrative agency or other governmental authority having supervisory powers over the Eligible Lender Trustee;

               (ii) constitutes a default by the Eligible Lender Trustee under or a breach of any provision of any loan agreement, mortgage, indenture or other agreement or instrument to which the Eligible Lender Trustee is a party or by which any of its properties, which are individually or in the aggregate material to the Eligible Lender Trustee, is or may be bound or affected; or

               (iii) results in or requires the creation of any lien upon or in respect of any assets of the Eligible Lender Trustee, except as contemplated by the Transaction Documents.

          (d) LEGAL PROCEEDINGS. There is no action, proceeding or investigation by or before any court, governmental or administrative agency or arbitrator against or affecting the Eligible Lender Trustee or any of its subsidiaries, or any properties or rights of the Eligible Lender Trustee or any of its subsidiaries, pending or, to the Eligible Lender Trustee's knowledge after reasonable inquiry, threatened, which in any case could reasonably be expected to result in a Material Adverse Change with respect to the Eligible Lender Trustee.

          (e) VALID AND BINDING OBLIGATIONS. The Transaction Documents to which it is a party, when executed and delivered by the Eligible Lender Trustee, will constitute the legal, valid and binding obligations of the Eligible Lender Trustee, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equitable principles. The Eligible Lender Trustee will not at any time in the future deny that the Transaction Documents constitute the legal, valid and binding obligations of the Eligible Lender Trustee, as applicable.

          (f) COMPLIANCE WITH LAW, ETC. No practice, procedure or policy employed, or proposed to be employed, by the Eligible Lender Trustee in the conduct of its business violates any law, regulation, judgment, agreement, order or decree applicable to the Eligible Lender Trustee that, if enforced, could reasonably be expected to result in a Material Adverse Change with respect to the Eligible Lender Trustee. The Eligible Lender Trustee is neither in breach of nor in default under any applicable law or administrative regulation of its respective jurisdiction of organization, or any department, division, agency or instrumentality thereof or of the United States or any applicable judgment or decree or any loan agreement, note, resolution, certificate, agreement or other instrument to which the Eligible Lender Trustee is a party or is otherwise subject which, if enforced, would have a material adverse effect on the ability of the Eligible Lender Trustee, as the case may be, to perform its respective obligations under the Transaction Documents.

          (g) TRANSACTION DOCUMENTS. Each of the representations and warranties of the Eligible Lender Trustee contained in the Transaction Documents is true and correct in all material respects, and the Eligible Lender Trustee hereby makes each such representation and warranty to, and for the benefit of, the Insurer as if the same were set forth in full herein.

          (h) COMPLIANCE AND AMENDMENTS. The Eligible Lender Trustee shall comply in all material respects with the terms and conditions of the Transaction Documents to which it is a party and the Eligible Lender Trustee shall not agree to any amendment to or modification of the terms of any of the Transaction Documents to which it is a party unless the Insurer shall otherwise give its prior written consent.

          SECTION 2.05. REPRESENTATIONS, WARRANTIES AND COVENANTS OF INDENTURE TRUSTEE. The Indenture Trustee represents and warrants to, as of the Date of Issuance, and covenants with the other parties hereto as follows:

          (a) DUE ORGANIZATION AND QUALIFICATION. The Indenture Trustee is a New York banking corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Indenture Trustee is duly qualified to do business, is in good standing and has obtained all licenses, permits, charters, registrations and approvals (together, "approvals") necessary for the conduct of its business as currently conducted and as described in the Offering Document and the performance of its obligations under the Transaction Documents in each jurisdiction in which the failure to be so qualified or to obtain such approvals would render any Transaction Document unenforceable in any respect or would have a material adverse effect upon the Transaction, the Owners or the Insurer.

          (b) DUE AUTHORIZATION. The execution, delivery and performance of the Transaction Documents by the Indenture Trustee have been duly authorized by all necessary corporate action and do not require any additional approvals or consents of, or other action by or any notice to or filing with, any Person, including, without limitation, any governmental entity or the Indenture Trustee's stockholders, which have not previously been obtained or given by the Indenture Trustee, as applicable.

          (c) [RESERVED]

          (d) [RESERVED]

          (e) VALID AND BINDING OBLIGATIONS. The Securities, when executed, authenticated and issued in accordance with the Indenture, and the Transaction Documents (other than the Securities) to which it is a party, when executed and delivered by the Indenture Trustee, will constitute the legal, valid and binding obligations of the Indenture Trustee, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equitable principles. The Indenture Trustee will not at any time in the future deny that the Transaction Documents constitute the legal, valid and binding obligations of the Indenture Trustee, as applicable.

          (f) COMPLIANCE WITH LAW, ETC. No authorization, consent or approval of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for the execution and delivery of the Indenture Trustee of this Insurance Agreement or for the performance by the Indenture Trustee of its obligations hereunder. Neither the execution and delivery of this Insurance Agreement nor the consummation of any of the transactions contemplated by this Insurance Agreement shall constitute or result in a violation of any of New York or Federal law, rule or regulation applicable to the Indenture Trustee.

          (g) TRANSACTION DOCUMENTS. Each of the representations and warranties of the Indenture Trustee contained in the Transaction Documents is true and correct in all material respects, and the Indenture Trustee hereby makes each such representation and warranty to, and for the benefit of, the Insurer as if the same were set forth in full herein.

          (h) COMPLIANCE AND AMENDMENTS. The Indenture Trustee shall comply in all material respects with the terms and conditions of the Transaction Documents to which it is a party and the Indenture Trustee shall not agree to any amendment to or modification of the terms of any of the Transaction Documents to which it is a party unless the Insurer shall otherwise give its prior written consent.

                                  ARTICLE III

                            THE POLICY; REIMBURSEMENT

          SECTION 3.01. ISSUANCE OF THE POLICY. The Insurer agrees to issue the Policy on the Closing Date subject to satisfaction of the conditions precedent set forth below:

          (a) PAYMENT OF INITIAL PREMIUM AND EXPENSES. The Insurer shall have been paid by the Issuer, the Master Servicer, the Seller and the Depositor, that portion of a nonrefundable Premium payable on the Date of Issuance, and the Master Servicer shall agree to reimburse or pay directly other fees and expenses identified in Section 3.02 hereof as payable.

          (b) TRANSACTION DOCUMENTS. The Insurer shall have received a fully executed copy of the Commitment and a copy of each of the Transaction Documents, in form and substance satisfactory to the Insurer, duly authorized, executed and delivered by each party thereto.

          (c) CERTIFIED DOCUMENTS AND RESOLUTIONS. The Insurer shall have received a copy of (i) the articles of association, limited liability company agreement and bylaws or other organizational documents, as applicable, of the Master Servicer, the Seller, the Administrator and the Depositor (ii) the resolutions of the Seller's Board of Directors or members, as applicable, authorizing the sale of the Student Loans and the execution, delivery and performance by the Master Servicer, the Seller, the Administrator and the Depositor of the Transaction Documents and the transactions contemplated thereby, certified by the Secretary or an Assistant Secretary of the Master Servicer, the Seller, the Administrator and the Depositor (which certificate shall state that such certificate or articles of incorporation, bylaws and resolutions or other organizational documents are in full force and effect without modification on the Date of Issuance).

          (d) INCUMBENCY CERTIFICATE. The Insurer shall have received a certificate of the Secretary or an Assistant Secretary of the Master Servicer, the Seller and the Depositor regarding the authority of the officers of the Master Servicer, the Seller, the Administrator and the Depositor to execute and deliver the Transaction Documents.

          (e) THE CERTIFICATE OF TRUST OF THE ISSUER. The Insurer shall have received a copy of the Certificate of Trust of the Issuer.

          (f) REPRESENTATIONS AND WARRANTIES; CERTIFICATE. The representations and warranties of the Issuer, the Master Servicer, the Seller, the Administrator and the Depositor set forth or incorporated by reference in this Insurance Agreement shall be true and correct as of the Date of Issuance as if made on the Date of Issuance, and the Insurer shall have received a certificate of appropriate officers of the Issuer, the Master Servicer, the Seller, the Administrator and the Depositor to that effect.

          (g) OPINIONS OF COUNSEL.

               (i) The law firm of Thompson Hine LLP shall have issued its favorable opinion, in form and substance acceptable to the Insurer and its counsel, regarding the corporate existence and authority of the Master Servicer, the Seller, the Administrator and the Depositor and the validity and enforceability of the Transaction Documents against such parties.

               (ii) The law firm of Thompson Hine LLP shall have furnished its opinions, in form and substance acceptable to the Insurer and its counsel, regarding the sale of the Student Loans and the tax treatment of payments on the Securities under federal tax laws.

               (iii) The Insurer shall have received such other opinions of counsel, in form and substance acceptable to the Insurer and its counsel, addressing such other matters as the Insurer may reasonably request. Each opinion of counsel delivered in connection with the Transaction shall be addressed to and delivered to the Insurer.

          (h) APPROVALS, ETC. The Insurer shall have received true and correct copies of all approvals, licenses and consents, if any, including, without limitation, any required approval of the shareholders or members, as applicable, of the Master Servicer, the Seller, the Administrator and the Depositor, required in connection with the Transaction.

          (i) NO LITIGATION, ETC. No suit, action or other proceeding, investigation or injunction, or final judgment relating thereto, shall be pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with the Transaction Documents or the consummation of the Transaction.

          (j) LEGALITY. No statute, rule, regulation or order shall have been enacted, entered or deemed applicable by any government or governmental or administrative agency or court that would make the transactions contemplated by any of the Transaction Documents illegal or otherwise prevent the consummation thereof.

          (k) ISSUANCE OF RATINGS. The Insurer shall have received confirmation that the risk secured by the Policy constitutes at least an investment grade risk by S&P, Fitch and Moody's and that the Securities, when issued, will be rated "AAA" by S&P, Fitch and "Aaa" by Moody's.

          (l) NO DEFAULT. No Default or Event of Default shall have occurred.

          (m) ADDITIONAL ITEMS. The Insurer shall have received such other documents, instruments, approvals or opinions requested by the Insurer or its counsel as may be reasonably necessary to effect the Transaction, including, but not limited to, evidence satisfactory to the Insurer and its counsel that the conditions precedent, if any, in the Transaction Documents have been satisfied.

          (n) CONFORM TO DOCUMENTS. The Insurer and its counsel shall have determined that all documents, certificates and opinions to be delivered in connection with the Securities conform to the terms of the Transaction Documents.

          (o) COMPLIANCE WITH COMMITMENT. All other terms, conditions and requirements of the Commitment shall have been satisfied.

          (p) SATISFACTION OF CONDITIONS OF THE UNDERWRITING AGREEMENT. All conditions in the Underwriting Agreement relating to the Underwriters' obligation to purchase the Securities shall have been satisfied.

          (q) UNDERWRITING AGREEMENT. The Insurer shall have received copies of each of the documents, and shall be entitled to rely on each of the documents, required to be delivered to the Underwriters pursuant to the Underwriting Agreement.

          SECTION 3.02. PAYMENT OF FEES AND PREMIUM.

          (a) LEGAL AND ACCOUNTING FEES. The Master Servicer, the Seller and the Depositor shall pay or cause to be paid, on the Date of Issuance, legal fees and disbursements incurred by the Insurer in connection with the issuance of the Policy and any fees of the Insurer's auditors in accordance with the terms of the Commitment. Any fees of the Insurer's auditors payable in respect of any amendment or supplement to the Offering Document or any other Offering Document incurred after the Date of Issuance shall be paid by the Master Servicer, the Seller and the Depositor on demand.

          (b) PREMIUM. In consideration of the issuance by the Insurer of the Policy, the Insurer shall be entitled to receive the Premium as and when due in accordance with the terms of the Commitment (i) in the case of Premium due on or before the Date of Issuance, directly from the Issuer and
     (ii) in the case of Premium due after the Date of Issuance, pursuant to the Indenture. For purposes of the Indenture and the Sale and Servicing Agreement, the term "Premium Percentage" shall have the meaning set forth in Article I hereof. The Premium shall be calculated according to paragraph 1 of the Commitment for the amount due on or before the Date of Issuance for the amount due on each Distribution Date. The Premium paid hereunder or under the Indenture shall be nonrefundable without regard to whether the Insurer makes any payment under the Policy or any other circumstances relating to the Securities or provision being made for payment of the Securities prior to maturity. The Master Servicer, the Seller, the Depositor, and the Indenture Trustee shall make all payments of Premium to be made by them by wire transfer to an account designated from time to time by the Insurer by written notice to the Master Servicer, the Seller, the Depositor, and the Indenture Trustee.

          SECTION 3.03.     REIMBURSEMENT AND ADDITIONAL PAYMENT OBLIGATION.

          (a) In accordance with Section 5.04 of the Indenture or Section 5.05 of the Sale and Servicing Agreement, the Insurer shall be entitled to reimbursement for any payment made by the Insurer under the Policy, which reimbursement shall be due and payable on the date that any amount is to be paid pursuant to a Notice (as defined in the Policy), in an amount equal to the amount to be so paid and all amounts previously paid that remain unreimbursed, together with interest on any and all amounts remaining unreimbursed (to the extent permitted by law, if in respect of any unreimbursed amounts representing interest) from the date such amounts became due until paid in full (after as well as before judgment), at a rate of interest equal to the Late Payment Rate.

          (b) Notwithstanding anything in Section 3.03(a) to the contrary, the Master Servicer and the Seller agree to reimburse the Insurer as follows:
     (i) from the Seller, for payments made under the Policy arising as a result of the Seller's failure to repurchase any Student Loan required to be repurchased pursuant to the KBUSA Student Loan Transfer Agreement, together with interest on any and all amounts remaining unreimbursed (to the extent permitted by law, if in respect of any unreimbursed amounts representing interest) from the date such amounts became due until paid in full (after as well as before judgment), at a rate of interest equal to the Late Payment Rate, and (ii) from the Master Servicer, for payments made under the Policy, arising as a result of (A) the Master Servicer's failure to deposit into the Collection Account any amount required to be so deposited pursuant to the Sale and Servicing Agreement or (B) the Master Servicer's failure to repurchase any Student Loan required to be repurchased under the Sale and Servicing Agreement, together with interest on any and all amounts remaining unreimbursed (to the extent permitted by law, if in respect to any unreimbursed amounts representing interest) from the date such amounts became due until paid in full (after as well as before judgment), at a rate of interest equal to the Late Payment Rate.

          (c) The Master Servicer and the Seller agree to pay to the Insurer as follows: any and all charges, fees, costs and expenses that the Insurer may reasonably pay or incur, including, but not limited to, attorneys' and accountants' fees and expenses, in connection with (i) any accounts established to facilitate payments under the Policy to the extent the Insurer has not been immediately reimbursed on the date that any amount is paid by the Insurer under the Policy, (ii) the enforcement, defense or preservation of any rights in respect of any of the Transaction Documents, including defending, monitoring or participating in any litigation or proceeding (including any insolvency or bankruptcy proceeding in respect of any Transaction participant or any affiliate thereof) relating to any of the Transaction Documents, any party to any of the Transaction Documents, in its capacity as such a party, or the Transaction, (iii) any amendment, waiver or other action with respect to, or related to, any Transaction Document, whether or not executed or completed, or (iv) preparation of a closing transcript of the Transaction documents; costs and expenses shall include a reasonable allocation of compensation and overhead attributable to the time of employees of the Insurer spent in connection with the actions described in clause (ii) above, and the Insurer reserves the right to charge a reasonable fee as a condition to executing any waiver or consent proposed in respect of any of the Transaction Documents.

          (d) The Master Servicer, the Seller and the Depositor agree to pay to the Insurer as follows: interest on any and all amounts described in subsections (b), (c), (e) and (f) of this Section 3.03 from the date payable or paid by such party until payment thereof in full, and interest on any and all amounts described in Section 3.02 hereof from the date due until payment thereof in full, in each case payable to the Insurer at the Late Payment Rate per annum.

          (e) The Master Servicer and the Seller agree to pay to the Insurer as follows: any payments made by the Insurer on behalf of, or advanced to, the Issuer, the Master Servicer, the Seller, the Administrator or the Depositor, respectively, including, without limitation, any amounts payable by the Issuer, the Master Servicer, the Seller, the Administrator or the Depositor pursuant to the Securities or any other Transaction Documents.

          (f) Following termination of the Indenture after the Master Servicer exercises its option under Section 9.01(a) of the Sale and Servicing Agreement, the Master Servicer agrees to reimburse the Insurer for any Insured Payments required to be made pursuant to the Policy subsequent to the date of such termination.

          All such amounts are to be immediately due and payable without demand.

          SECTION 3.04. INDEMNIFICATION; LIMITATION OF LIABILITY.

          (a) In addition to any and all rights of indemnification or any other rights of the Insurer pursuant hereto or under law or equity, the Depositor, the Seller, the Master Servicer and any successors thereto agree to pay, and to protect, indemnify and save harmless, the Insurer and its officers, directors, shareholders, employees, agents and each person, if any, who controls the Insurer within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act from and against any and all claims, Losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or reasonable expenses (including, without limitation, reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) or obligations whatsoever paid by the Insurer (herein collectively referred to as "Liabilities") of any nature arising out of or relating to the transactions contemplated by the Transaction Documents by reason of:

                    (i) any untrue statement or alleged untrue statement of a
               material fact contained in the Offering Document or in any amendment or supplement thereto or in any preliminary offering document, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Liabilities arise out of or are based upon any such untrue statement or omission or allegation thereof based upon information set forth in the Offering Document under the caption "THE GROUP II NOTES GUARANTY INSURANCE POLICY AND THE SECURITIES INSURER," or in the financial statements of the Insurer, including any information in any amendment or supplement to the Offering Document furnished by the Insurer in writing expressly for use therein that amends or supplements such information (all such information being referred to herein as "Insurer Information");

                    (ii) to the extent not covered by clause (i) above, any act or omission of the Seller, the Master Servicer or the Depositor, or the allegation thereof, in connection with the offering, issuance, sale or delivery of the Securities other than by reason of false or misleading information provided by the Insurer in writing for inclusion in the Offering Document as specified in clause (i) above;

                    (iii) the misfeasance or malfeasance of, or negligence or
               theft committed by, any member, any director, officer, employee or agent of the Master Servicer, the Seller or the Depositor;

                    (iv) the violation by the Depositor, the Seller or the
               Master Servicer of any federal or state securities, banking or antitrust laws, rules or regulations in connection with the issuance, offer and sale of the Securities or the transactions contemplated by the Transaction Documents;

                    (v) the violation by the Depositor, the Seller or the Master
               Servicer of any federal or state laws, rules or regulations relating to the Transaction, including without limitation the maximum amount of interest permitted to be received on account of any loan of money or with respect to the Student Loans;

                    (vi) the breach by the Depositor, the Seller or the Master
               Servicer of any of its obligations under this Insurance Agreement or any of the other Transaction Documents; and

                    (vii) the breach by the Master Servicer, the Seller or the
               Depositor of any representation or warranty on the part of the Master Servicer, the Seller or the Depositor contained in the Transaction Documents or in any certificate or report furnished or delivered to the Insurer thereunder.

          This indemnity provision shall survive the termination of this Insurance Agreement and shall survive until the statute of limitations has run on any causes of action which arise from one of these reasons and until all suits filed as a result thereof have been finally concluded.

          (b) The Seller agrees to indemnify the Indenture Trustee and the Insurer for any and all Liabilities incurred by the Issuer and the Insurer due to any claim, counterclaim, rescission, setoff or defense asserted by an Obligor under any Student Loan subject to the Federal Trade Commission regulations provided in 16 C.F.R. Part 433.

          (c) Any party which proposes to assert the right to be indemnified under this Section 3.04 will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against the Master Servicer, the Seller or the Depositor under this Section 3.04, notify the Master Servicer, the Seller or the Depositor of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. In case any action, suit or proceeding shall be brought against any indemnified party and it shall notify the Master Servicer, the Seller or the Depositor of the commencement thereof, the Master Servicer, the Seller or the Depositor shall be entitled to participate in, and, to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the Master Servicer, the Seller or the Depositor to such indemnified party of its election so to assume the defense thereof, the Master Servicer, the Seller or the Depositor shall not be liable to such indemnified party for any legal or other expenses other than reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action the defense of which is assumed by the Master Servicer, the Seller or the Depositor in accordance with the terms of this subsection (c), but the fees and expenses of such counsel shall be at the expense of such indemnified party unless the employment of counsel by such indemnified party has been authorized by the Issuer, the Master Servicer, the Seller or the Depositor. The Master Servicer, the Seller or the Depositor shall not be liable for any settlement of any action or claim effected without its consent.

          (d) In addition to any and all rights of indemnification or any other rights of the Insurer pursuant hereto or under law or equity, the Eligible Lender Trustee agrees to pay, and to protect, indemnify and save harmless, the Insurer and its officers, directors, shareholders, employees, agents, including each person, if any, who controls the Insurer within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities and Exchange Act of 1934, as amended, from and against any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or reasonable expenses (including, without limitation, reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) or obligations whatsoever of any nature arising out of the breach by the Eligible Lender Trustee of any of its obligations under this Insurance Agreement or under any other Transaction Document to which it is a party. This indemnity provision shall survive the termination of this Insurance Agreement and shall survive until the statute of limitations has run on any causes of action which arise from one of these reasons and until all suits filed as a result thereof have been finally concluded.

          SECTION 3.05. PAYMENT PROCEDURE. In the event of any payment by the Insurer, the Eligible Lender Trustee, the Indenture Trustee, the Issuer, the Master Servicer, the Seller, the Administrator and the Depositor agree to accept the voucher or other evidence of payment as prima facie evidence of the propriety thereof and the liability therefor to the Insurer. All payments to be made to the Insurer under this Insurance Agreement shall be made to the Insurer in lawful currency of the United States of America in immediately available funds at the notice address for the Insurer as specified in Section 6.02 hereof on the date when due or as the Insurer shall otherwise direct by written notice to the other parties hereto. In the event that the date of any payment to the Insurer or the expiration of any time period hereunder occurs on a day which is not a Business Day, then such payment or expiration of time period shall be made or occur on the next succeeding Business Day with the same force and effect as if such payment was made or time period expired on the scheduled date of payment or expiration date. Payments to be made to the Insurer under this Insurance Agreement shall bear interest at the Late Payment Rate from the date when due to the date paid.

          SECTION 3.06. INDEMNIFICATION OF THE INDENTURE TRUSTEE; LIMITATION OF LIABILITY.

          (a) Following the occurrence and during the continuation of an Event of Default with respect to the Securities under Sections 5.01(i), 5.01(ii), 5.01(iv) or 5.01(v) of the Indenture or following the acceleration of the Securities pursuant to Section 5.02 of the Indenture and until such acceleration has been rescinded and annulled (in any such case, an "Insurer Indemnification Period"), the Insurer agrees, to the extent not otherwise paid by the Administrator pursuant to the terms of Section 6.07 of the Indenture or paid to the Indenture Trustee pursuant to clause SECOND or SEVENTH of Section 5.04(b)(Y) of the Indenture, to pay and indemnify the Indenture Trustee from and against any and all loss, liability or reasonable expense (including, without limitation, reasonable fees and expenses of attorneys) arising in respect of or in connection with any action taken by the Indenture Trustee during an Insurer Indemnification Period which action has been consented to or directed by the Insurer. The term "action" used in the prior sentence shall include any action not taken by the Indenture Trustee upon the direction of the Insurer or failure of the Insurer to so direct, in each case after consultation with the Insurer. In the event the Indenture Trustee will bear any such loss, liability and expense, the Indenture Trustee (to the extent reasonably practicable) shall notify the Insurer of the manner in which it intends to address such loss, liability and expense and shall permit the Insurer to direct the Indenture Trustee's actions in response thereto. The Insurer shall not be liable to reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee's own willful misconduct, negligence or bad faith. This indemnity provision shall survive the termination of this Insurance Agreement.

          (b) The provisions of this Section 3.06 are in addition to, and do not contravene or override, the provisions of Section 6.01(g) of the Indenture.

          (c) In the event the Indenture Trustee proposes to assert the right to be indemnified under this Section 3.06 it will, promptly after receipt of notice of commencement of any action, suit or proceeding against it in respect of which a claim is to be made against the Insurer under this
     Section 3.06, notify the Insurer of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. In case any action, suit or proceeding shall be brought against the Indenture Trustee and it shall notify the Insurer of the commencement thereof, the Insurer shall be entitled to participate in, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to the Indenture Trustee, and after notice from the Insurer to the Indenture Trustee of its election so to assume the defense thereof, the Insurer shall not be liable to the Indenture Trustee for any legal or other expenses other than reasonable costs of investigation subsequently incurred by the Indenture Trustee in connection with the defense thereof. The Indenture Trustee shall have the right to employ its counsel in any such action the defense of which is assumed by the Insurer in accordance with the terms of this subsection (c), but the fees and expenses of such counsel shall be at the expense of the Indenture Trustee unless (i) the employment of counsel by the Indenture Trustee has been authorized by the Insurer, or (ii) the named parties to any such action include the Indenture Trustee on the one hand and, on the other hand, the Insurer, and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Insurer shall not be liable for any settlement of any action or claim effected without its consent.

                                   ARTICLE IV

                               FURTHER AGREEMENTS

          SECTION 4.01. EFFECTIVE DATE; TERM OF THE INSURANCE AGREEMENT. This Insurance Agreement shall take effect on the Date of Issuance and shall remain in effect until the later of (a) such time as the Insurer is no longer subject to a claim under the Policy and the Policy shall have been surrendered to the Insurer for cancellation and (b) all amounts payable to the Insurer by the Issuer, the Master Servicer, the Eligible Lender Trustee, the Indenture Trustee, the Seller, the Administrator or the Depositor or from any other source under the Transaction Documents and all amounts payable under the Securities have been paid in full; provided, however, that the provisions of Sections 3.02, 3.03,
3.04 and 4.06 hereof shall survive any termination of this Insurance Agreement.

          SECTION 4.02. FURTHER ASSURANCES AND CORRECTIVE INSTRUMENTS.

          (a) Excepting at such times as a default in payment under the Policy shall exist or shall have occurred, none of the Issuer, the Master Servicer, the Eligible Lender Trustee, the Indenture Trustee, the Seller, the Administrator or the Depositor shall grant any waiver of rights under any of the Transaction Documents to which any of them is a party without the prior written consent of the Insurer, and any such waiver without the prior written consent of the Insurer shall be null and void and of no force or effect.

          (b) To the extent permitted by law, the Issuer, the Master Servicer, the Eligible Lender Trustee, the Indenture Trustee, the Seller, the Administrator and the Depositor agree that they will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as the Insurer may request and as may be required in the Insurer's judgment to effectuate the intention of or facilitate the performance of this Insurance Agreement.

          SECTION 4.03. OBLIGATIONS ABSOLUTE.

          (a) The obligations of the Issuer, the Master Servicer, the Eligible Lender Trustee, the Indenture Trustee, the Seller, the Administrator and the Depositor hereunder shall be absolute and unconditional and shall be paid or performed strictly in accordance with this Insurance Agreement under all circumstances irrespective of:

               (i) any lack of validity or enforceability of, or any amendment or other modifications of, or waiver with respect to any of the Transaction Documents, the Securities or the Policy;

               (ii) any exchange or release of any other obligations hereunder;

               (iii) the existence of any claim, setoff, defense, reduction, abatement or other right that the Issuer, the Master Servicer, the Eligible Lender Trustee, the Indenture Trustee, the Seller, the Administrator or the Depositor may have at any time against the Insurer or any other Person;

               (iv) any document presented in connection with the Policy proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (v) any payment by the Insurer under the Policy against presentation of a certificate or other document that does not strictly comply with terms of the Policy;

               (vi) any failure of the Issuer, the Master Servicer, the Eligible Lender Trustee, the Indenture Trustee, the Seller, the Administrator or the Depositor to receive the proceeds from the sale of the Securities; or

               (vii) any breach by the Issuer, the Master Servicer, the Eligible Lender Trustee, the Indenture Trustee, the Seller, the Administrator or the Depositor of any representation, warranty or covenant contained in any of the Transaction Documents.

          (b) The Issuer, the Master Servicer, the Eligible Lender Trustee, the Indenture Trustee, the Seller, the Administrator, the Depositor and any and all others who are now or may become liable for all or part of the obligations of the Issuer, the Master Servicer, the Eligible Lender Trustee, the Indenture Trustee, the Seller, the Administrator or the Depositor under this Insurance Agreement agree to be bound by this Insurance Agreement and (i) to the extent permitted by law, waive and renounce any and all redemption and exemption rights and the benefit of all valuation and appraisement privileges against the indebtedness and obligations evidenced by any Transaction Document or by any extension or renewal thereof; (ii) waive presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor and notice of protest;
     (iii) waive all notices in connection with the delivery and acceptance hereof and all other notices in connection with the performance, default or enforcement of any payment hereunder, except as required by the Transaction Documents; (iv) waive all rights of abatement, diminution, postponement or deduction, or any defense other than payment, or any right of setoff or recoupment arising out of any breach under any of the Transaction Documents by any party thereto or any beneficiary thereof, or out of any obligation at any time owing to the Issuer, the Master Servicer, the Eligible Lender Trustee, the Indenture Trustee, the Seller, the Administrator or the Depositor; (v) agree that its liabilities hereunder shall, except as otherwise expressly provided in this Section 4.03, be unconditional and without regard to any setoff, counterclaim or the liability of any other Person for the payment hereof; (vi) agree that any consent, waiver or forbearance hereunder with respect to an event shall operate only for such event and not for any subsequent event; (vii) consent to any and all extensions of time that may be granted by the Insurer with respect to any payment hereunder or other provisions hereof and to the release of any security at any time given for any payment hereunder, or any part thereof, with or without substitution, and to the release of any Person or entity liable for any such payment; and (viii) consent to the addition of any and all other makers, endorsers, guarantors and other obligors for any payment hereunder, and to the acceptance of any and all other security for any payment hereunder, and agree that the addition of any such obligors or security shall not affect the liability of the parties hereto for any payment hereunder.

          (c) Nothing herein shall be construed as prohibiting the Issuer, the Master Servicer, the Eligible Lender Trustee, the Indenture Trustee, the Seller, the Administrator or the Depositor from pursuing any rights or remedies it may have against any other Person in a separate legal proceeding.

          SECTION 4.04. ASSIGNMENTS; REINSURANCE; THIRD-PARTY RIGHTS.

          (a) This Insurance Agreement shall be a continuing obligation of the parties hereto and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. None of the Issuer, the Master Servicer, the Eligible Lender Trustee, the Indenture Trustee, the Seller, the Administrator or the Depositor may assign its rights under this Insurance Agreement, or delegate any of its duties hereunder, without the prior written consent of the Insurer. Any assignment made in violation of this Insurance Agreement shall be null and void.

          (b) The Insurer shall have the right to give participations in its rights under this Insurance Agreement and to enter into contracts of reinsurance with respect to the Policy upon such terms and conditions as the Insurer may in its discretion determine; provided, however, that no such participation or reinsurance agreement or arrangement shall relieve the Insurer of any of its obligations hereunder or under the Policy.

          (c) In addition, the Insurer shall be entitled to assign or pledge to any bank or other lender providing liquidity or credit with respect to the Transaction or the obligations of the Insurer in connection therewith any rights of the Insurer under the Transaction Documents or with respect to any real or personal property or other interests pledged to the Insurer, or in which the Insurer has a security interest, in connection with the Transaction.

          (d) Except as provided herein with respect to participants and reinsurers, nothing in this Insurance Agreement shall confer any right, remedy or claim, express or implied, upon any Person, including, particularly, any Owner, other than the Insurer against the Issuer, the Master Servicer, the Eligible Lender Trustee, the Indenture Trustee, the Seller, the Administrator or the Depositor, and all the terms, covenants, conditions, promises and agreements contained herein shall be for the sole and exclusive benefit of the parties hereto and their successors and permitted assigns. Neither the Indenture Trustee nor any Owner shall have any right to payment from any Premiums paid or payable hereunder or under the Indenture or from any other amounts paid by the Issuer, the Master Servicer, the Eligible Lender Trustee, the Indenture Trustee, the Seller, the Administrator or the Depositor pursuant to Section 3.02, 3.03 or 3.04 hereof.

          (e) The Issuer, the Master Servicer, the Indenture Trustee, the Seller, the Depositor, the Administrator and the Eligible Lender Trustee agree that the Insurer shall have all rights of a third-party beneficiary in respect of the Indenture, the Sale and Servicing Agreement and each other Transaction Document to which it is not a signing party and hereby incorporate and restate their representations, warranties and covenants as set forth therein for the benefit of the Insurer.

          SECTION 4.05. LIABILITY OF THE INSURER. Neither the Insurer nor any of its officers, directors or employees shall be liable or responsible for (a) the use that may be made of the Policy by the Indenture Trustee or for any acts or omissions of the Indenture Trustee in connection therewith or (b) the validity, sufficiency, accuracy or genuineness of documents delivered to the Insurer (or its Fiscal Agent) in connection with any claim under the Policy, or of any signatures thereon, even if such documents or signatures should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged (unless the Insurer shall have actual knowledge thereof). In furtherance and not in limitation of the foregoing, the Insurer (or its Fiscal Agent) may accept documents that appear on their face to be in order, without responsibility for further investigation.

          SECTION 4.06. PARTIES WILL NOT INSTITUTE INSOLVENCY PROCEEDINGS. So long as this Agreement is in effect, and for one year following its termination, none of the parties hereto will file any involuntary petition or otherwise institute any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law against the Issuer or the Depositor.

          SECTION 4.07. ELIGIBLE LENDER TRUSTEE, INDENTURE TRUSTEE, DEPOSITOR, ADMINISTRATOR, SELLER, ISSUER AND MASTER SERVICER TO JOIN IN ENFORCEMENT ACTION. To the extent necessary to enforce any right of the Insurer in or remedy of the Insurer under any Student Loan, the Eligible Lender Trustee, the Indenture Trustee, the Depositor, the Administrator, the Issuer, the Seller and the Master Servicer agree to join in any action initiated by the Issuer or the Insurer for the protection of such right or exercise of such remedy.

          SECTION 4.08. SUBROGATION. To the extent of any payments under the Policy, the Insurer shall be fully subrogated to any remedies against the Issuer, the Depositor, the Administrator, the Issuer, the Seller or the Master Servicer or in respect of the Student Loans available to the Indenture Trustee under the Sale and Servicing Agreement and the Indenture. The Indenture Trustee acknowledges such subrogation and, further, agrees to execute such instruments prepared by the Insurer and to take such reasonable actions as, in the sole judgment of the Insurer, are necessary to evidence such subrogation and to perfect the rights of the Insurer to receive any moneys paid or payable under the Indenture and the Sale and Servicing Agreement.

                                   ARTICLE V

                               DEFAULTS; REMEDIES

          SECTION 5.01. DEFAULTS. The occurrence of any of the following events shall constitute an Event of Default hereunder:

          (a) any representation or warranty made by the Issuer, the Master Servicer, the Eligible Lender Trustee, the Indenture Trustee, the Seller, the Administrator or the Depositor hereunder or under the Transaction Documents, or in any certificate furnished hereunder or under the Transaction Documents, shall prove to be untrue or incomplete in any material respect;

          (b) (i) the Issuer, the Master Servicer, the Eligible Lender Trustee, the Seller or the Depositor shall fail to pay when due any amount payable by the Issuer, the Master Servicer, the Eligible Lender Trustee, the Indenture Trustee, the Seller, the Administrator or the Depositor hereunder or (ii) a legislative body has enacted any law that declares or a court of competent jurisdiction shall find or rule that any Transaction Document is not valid and binding on the Issuer, the Master Servicer, the Eligible Lender Trustee, the Indenture Trustee, the Seller, the Administrator or the Depositor;

          (c) the occurrence and continuance of an "Event of Default" under the Indenture, as defined therein.

          (d) any failure on the part of the Issuer, the Master Servicer, the Eligible Lender Trustee, the Indenture Trustee, the Seller, the Administrator or the Depositor duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Issuer, the Master Servicer, the Eligible Lender Trustee, the Indenture Trustee, the Seller, the Administrator or the Depositor contained in this Insurance Agreement or in any other Transaction Document which continues unremedied for a period of 30 days with respect to this Insurance Agreement, or, with respect to any other Transaction Document, beyond any cure period provided for therein, after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Issuer, the Master Servicer, the Seller, the Administrator or the Depositor, as applicable, by the Insurer (with a copy to the Eligible Lender Trustee and the Indenture Trustee) or by the Eligible Lender Trustee or the Indenture Trustee (with a copy to the Insurer);

          (e) decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator or other similar official in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Issuer, the Master Servicer, the Seller, the Administrator or the Depositor and such decree or order shall have remained in force undischarged or unstayed for a period of 90 consecutive days;

          (f) the Issuer, the Master Servicer, the Seller, the Administrator or the Depositor shall consent to the appointment of a conservator or receiver or liquidator or other similar official in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Issuer, the Master Servicer, the Seller, the Administrator or the Depositor or of or relating to all or substantially all of the property of either;

          (g) the Issuer, the Master Servicer, the Seller, the Administrator or the Depositor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of or otherwise voluntarily commence a case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

          (h) the occurrence and continuance of a "Master Servicer Default" or an "Administrator Default" under the Sale and Servicing Agreement as defined herein; or

          (i) the failure of the Seller to comply with, or maintain the accuracy of, the Opinion Facts and Assumptions.

          SECTION 5.02. REMEDIES; NO REMEDY EXCLUSIVE.

          (a) Upon the occurrence of an Event of Default, the Insurer may exercise any one or more of the rights and remedies set forth below:

               (i) exercise any rights and remedies under the Transaction Documents in accordance with the terms of the Transaction Documents or direct the Indenture Trustee or the Eligible Lender Trustee to exercise such remedies in accordance with the terms of the Transaction Documents; or

               (ii) take whatever action at law or in equity as may appear necessary or desirable in its judgment to collect the amounts then due under the Transaction Documents or to enforce performance and observance of any obligation, agreement or covenant of the Issuer, the Master Servicer, the Eligible Lender Trustee, the Indenture Trustee, the Seller, the Administrator or the Depositor under the Transaction Documents.

          (b) Unless otherwise expressly provided, no remedy herein conferred upon or reserved is intended to be exclusive of any other available remedy, but each remedy shall be cumulative and shall be in addition to other remedies given under the Transaction Documents or existing at law or in equity. No delay or omission to exercise any right or power accruing under the Transaction Documents upon the happening of any event set forth in
     Section 5.01 hereof shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Insurer to exercise any remedy reserved to the Insurer in this Article, it shall not be necessary to give any notice other than such notice as may be required in this Article V.

          SECTION 5.03. WAIVERS.

          (a) No failure by the Insurer to exercise, and no delay by the Insurer in exercising, any right hereunder shall operate as a waiver thereof. The exercise by the Insurer of any right hereunder shall not preclude the exercise of any other right, and the remedies provided herein to the Insurer are declared in every case to be cumulative and not exclusive of any remedies provided by law or equity.

          (b) The Insurer shall have the right, to be exercised in its complete discretion, to waive any Event of Default hereunder, by a writing setting forth the terms, conditions and extent of such waiver signed by the Insurer and delivered to the Issuer, the Master Servicer, the Eligible Lender Trustee, the Indenture Trustee, the Seller, the Administrator and the Depositor. Unless such writing expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence which gave rise to the Event of Default so waived and not to any other similar event or occurrence which occurs subsequent to the date of such waiver.

                                   ARTICLE VI

                                  MISCELLANEOUS

          SECTION 6.01. AMENDMENTS, ETC. This Insurance Agreement may be amended, modified or terminated only by written instrument or written instruments signed by the parties hereto. The Master Servicer agrees to promptly provide a copy of any amendment to this Insurance Agreement to the Indenture Trustee, the Eligible Lender Trustee, S&P, Fitch and Moody's. No act or course of dealing shall be deemed to constitute an amendment, modification or termination hereof.

          SECTION 6.02. NOTICES. All demands, notices and other communications to be given hereunder shall be in writing (except as otherwise specifically provided herein) and shall be mailed by registered mail or personally delivered or telecopied to the recipient as follows:

               (a) To the Insurer:

                    MBIA Insurance Corporation
                    113 King Street
                    Armonk, NY  10504
                    Attention: Insured Portfolio Management-Structured
                               Finance (IPM-SF)
                               (KeyCorp Student Loan Trust 2001-A
                    Floating Rate Asset-Backed Notes)
                    Telecopy No.:  (914) 765-3810
                    Confirmation:  (914) 765-3781

                    (in each case in which notice or other communication to the Insurer refers to an Event of Default, a claim on the Policy or with respect to which failure on the part of the Insurer to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of each of the general counsel and the Insurer and shall be marked to indicate "URGENT MATERIAL ENCLOSED.")

                (b)  To the Seller:

                     Key Bank USA, National Association
                     4th Floor
                     800 Superior Avenue
                     Cleveland, OH  44114
                     Attention: Key Education Resources,
                                KeyCorp Student Loan Trust 2001-A
                     Telecopy No.: (216) 828-9301
                     Confirmation: (212) 828-9342

                 (c) To the Master Servicer:

                     Key Bank USA, National Association
                     4th Floor
                     800 Superior Avenue
                     Cleveland, OH  44114
                     Attention: Key Education Resources,
                                KeyCorp Student Loan Trust 2001-A
                     Telecopy No.: (216) 828-9301
                     Confirmation: (212) 828-9342

                 (d) To the Eligible Lender Trustee:

                     Bank One, National Association
                     Suite 1L1-0126
                     1 Bank One Plaza
                     Chicago, IL  60670
                     Attention:  Corporate Trust Administration
                     Telecopy No.: (312) 407-1708
                     Confirmation: (312) 407-0192

                 (e) To the Depositor:

                     Key Consumer Receivables LLC
                     Key Tower
                     127 Public Square
                     Cleveland, OH  44114

                 (f) To the Indenture Trustee:

                     The Chase Manhattan Bank
                     14th Floor
                     450 West 33rd Street
                     New York, NY  10001
                     Attention: Structured Finance Institution Trust Service Telecopy No.: (212) 946-8302
                     Confirmation:

                 (g) To the Administrator:

                     Key Bank USA, National Association
                     4th Floor
                     800 Superior Avenue
                     Cleveland, OH  44114
                     Attention:  Key Education Resources,
                                 KeyCorp Student Loan Trust 2001-A
                     Telecopy No.: (216) 828-9301
                     Confirmation: (212) 828-9342

          A party may specify an additional or different address or addresses by writing mailed or delivered to the other parties as aforesaid. All such notices and other communications shall be effective upon receipt.

          SECTION 6.03. SEVERABILITY. In the event that any provision of this Insurance Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, the parties hereto agree that such holding shall not invalidate or render unenforceable any other provision hereof. The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by any party hereto is unavailable or unenforceable shall not affect in any way the ability of such party to pursue any other remedy available to it.

          SECTION 6.04. GOVERNING LAW. THIS INSURANCE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CHOICE OF LAW PROVISIONS.

          SECTION 6.05. CONSENT TO JURISDICTION.

          (a) The parties hereto hereby irrevocably submit to the jurisdiction of the United States District Court for the Southern District of New York and any court in the State of New York located in the City and County of New York, and any appellate court from any thereof, in any action, suit or proceeding brought against it and to or in connection with any of the Transaction Documents or the transactions contemplated thereunder or for recognition or enforcement of any judgment, and the parties hereto hereby irrevocably and unconditionally agree that all claims in respect of any such action or proceeding may be heard or determined in such New York state court or, to the extent permitted by law, in such federal court. The parties hereto agree that a final nonappealable judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. To the extent permitted by applicable law, the parties hereto hereby waive and agree not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the related documents or the subject matter thereof may not be litigated in or by such courts.

          (b) To the extent permitted by applicable law, the parties hereto shall not seek and hereby waive the right to any review of the judgment of any such court by any court of any other nation or jurisdiction which may be called upon to grant an enforcement of such judgment.

          (c) Except as provided in Section 4.06 herein, nothing contained in this Insurance Agreement shall limit or affect the Insurer's right to serve process in any other manner permitted by law or to start legal proceedings relating to any of the Transaction Documents against any party hereto or its or their property in the courts of any jurisdiction.

          SECTION 6.06. CONSENT OF THE INSURER. In the event that the consent of the Insurer is required under any of the Transaction Documents, the Insurer shall not unreasonably withhold its consent except that the determination whether to grant or withhold any such consent required under Article VIII of the Sale and Servicing Agreement or Article V of the Indenture shall be made by the Insurer in its sole discretion without any implied duty towards any other Person.

          SECTION 6.07. COUNTERPARTS. This Insurance Agreement may be executed in counterparts by the parties hereto, and all such counterparts shall constitute one and the same instrument.

          SECTION 6.08. HEADINGS. The headings of Articles and Sections and the Table of Contents contained in this Insurance Agreement are provided for convenience only. They form no part of this Insurance Agreement and shall not affect its construction or interpretation. Unless otherwise indicated, all references to Articles and Sections in this Insurance Agreement refer to the corresponding Articles and Sections of this Insurance Agreement.

          SECTION 6.09. TRIAL BY JURY WAIVED. Each party hereto hereby waives, to the fullest extent permitted by law, any right to a trial by jury in respect of any litigation arising directly or indirectly out of, under or in connection with any of the Transaction Documents or any of the transactions contemplated thereunder. Each party hereto (a) certifies that no representative, agent or attorney of any party hereto has represented, expressly or otherwise, that it would not, in the event of litigation, seek to enforce the foregoing waiver and
(b) acknowledges that it has been induced to enter into the Transaction Documents to which it is a party by, among other things, this waiver.

          SECTION 6.10. LIMITED LIABILITY. No recourse under any Transaction Document shall be had against, and no personal liability shall attach to, any officer, employee, director, affiliate or shareholder of any party hereto, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise in respect of any of the Transaction Documents, the Securities or the Policy, it being expressly agreed and understood that each Transaction Document is solely a corporate obligation of each party hereto, and that any and all personal liability, either at common law or in equity, or by statute or constitution, of every such officer, employee, director, affiliate or shareholder for breaches by any party hereto of any obligations under any Transaction Document is hereby expressly waived as a condition of and in consideration for the execution and delivery of this Insurance Agreement.

          SECTION 6.11. ENTIRE AGREEMENT. The Transaction Documents and the Policy set forth the entire agreement between the parties with respect to the subject matter thereof, and this Insurance Agreement supersedes and replaces any agreement or understanding that may have existed between the parties prior to the date hereof in respect of such subject matter.

         [Remainder of page intentionally blank; signature page follows]

          IN WITNESS WHEREOF, the parties hereto have executed this Insurance Agreement, all as of the day and year first above mentioned.


                                                MBIA INSURANCE CORPORATION


                                               By: /S/ LISA A. WILSON
                                                   ------------------------
                                                   Assistant Secretary


                                                KEY BANK USA, NATIONAL
                                                ASSOCIATION, as Master Servicer


                                                By: /S/  CRAIG T. PLATT
                                                    ---------------------------
                                                    Senior Vice President


                                                KEY BANK USA, NATIONAL
                                                 ASSOCIATION, as Seller


                                                By: /S/  CRAIG T. PLATT
                                                    ---------------------------
                                                    Senior Vice President


                                                 KEY CONSUMER RECEIVABLES LLC,
                                                   as Depositor


                                                 By: /S/  CRAIG T. PLATT
                                                    ---------------------------
                                                     President


                                                  KEY BANK USA, NATIONAL
                                                   ASSOCIATION, as Administrator


                                                   By: /S/  CRAIG T. PLATT
                                                    ---------------------------
                                                    Senior Vice President

                                                   KEYCORP STUDENT LOAN TRUST
                                                    2001-A, as Issuer


                                                   By  Bank One, National
                                                       Association, not
                                                       in its individual
                                                       capacity but
                                                       solely as Eligible
                                                       Lender Trustee on
                                                       behalf of the
                                                       Issuer


                                                  By: /S/   KEITH R. RICHARDSON
                                                    ---------------------------
                                                   Name:  Keith R. Richardson
                                                  Title:  Authorized Officer


                                                   BANK ONE, NATIONAL
                                                   ASSOCIATION, as Eligible
                                                   Lender Trustee


                                                  By: /S/ KEITH R. RICHARDSON
                                                    ---------------------------
                                                  Name:  Keith R. Richardson
                                                  Title: Vice President


                                                  THE CHASE MANHATTAN BANK,
                                                   as Indenture Trustee


                                                  By:  /S/ PATRICIA RUSSO
                                                    ---------------------------
                                                  Name:  Patricia Russo
                                                  Title:  Vice President